Exhibit 15.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, F-3 and F-3MEF (File No. 333-256799, File No. 333-232413, File No. 333-252926, File No. 333-286956, File No. 333-292417 and File No. 333-294284) of Enlivex Ltd. of our report dated March 25, 2026 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Enlivex Ltd. included in this Report on Form 20-F of Enlivex Ltd. filed with the Securities and Exchange Commission.

Yarel + Partners

/s/ Yarel + Partners

Tel- Aviv, Israel

March 25, 2026